SIGNATURES AND POWER OF ATTORNEY

Known All Persons By These Present, that each person whose signature appears below appoints Mr. Naiel Kanno as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his/her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: September 19, 2013	/s/ Naiel Kanno
Naiel Kanno Chief Executive Officer, President and Director
(Principal Executive Officer)

Dated: September 19, 2013	/s/ J Roland Vetter
J Roland Vetter
Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

Dated: September 18, 2013	/s/ Carman Parente
Carman Parente Chairman and Director